EXHIBIT 10.23

December 17, 2024

VoiceStep Telecom, LLC

7545 Irvine Center Dr.,

Ste 200, Irvine,

CA 92618

Attn: Tan Tran

E-mail: tan.tran@voicestep.com

Dear Mr. Tran:

Reference is made to the LLC Membership Interest Transfer Agreement, dated as of April 1, 2024 (the “LLC Transfer Agreement”), by and between Vemanti Group, Inc., a Nevada corporation (the “Company”) and Mr. Tan Tran, a resident of California (“Mr. Tran”).

In connection with that certain Share Exchange Agreement, dated as of April 1, 2024 (the “Share Exchange Agreement”), by and among the Company, Mr. Tran, VinHMS Pte. Ltd., a Singapore private company limited by shares (“VinHMS”) and the shareholders of VinHMS, the Company transferred to Mr. Tran all of the membership interests (the “Transferred Membership Interests”) in VoiceStep Telecom LLC (“VoiceStep”).

The Company and the other parties to the Share Exchange Agreement have now determined that it is in the best interests of both the Company and VinHMS to unwind and rescind the Share Exchange Agreement and the transactions contemplated thereunder, including the transfer of the Transferred Membership Interests to Mr. Tran. In connection with the rescission of the Share Exchange Agreement, Mr. Tran and the Company hereby agree to rescind the LLC Transfer Agreement and return the Transferred Membership Interests to the Company.

Mr. Tran hereby transfers the Transferred Membership Interests to the Company effective as of the date hereof and the Company hereby accepts such transfer. This transfer shall be deemed effective, without further notice or instruction from Mr. Tran, as of the date hereof and the member’s interest in the LLC Agreement in VoiceStep, adjusted to reflect the recission the LCC Transfer Agreement, is now as follows:

Member	Current Percentage Interest in VoiceStep	Percentage Interest in VoiceStep following the date hereof
The Company	0%	100%
Mr. Tran	100%	0%

VEMANTI GROUP, INC.

		By:	/s/ Tan Tran
		Name:	Tan Tran
		Title:	Chief Strategy Officer

Agreed to and Acknowledged by:

TAN TRAN

By:	/s/ Tan Tran